COMERICA INCORPORATED
NON-QUALIFIED STOCK OPTION AGREEMENT
THIS AGREEMENT, dated as of GRANT DATE (the “Grant Date”) is between Comerica Incorporated (the “Company”) and NAME (the “Optionee”). Unless otherwise defined herein, capitalized terms used herein are defined in the Comerica Incorporated 2006 Long-Term Incentive Plan, as amended and/or restated from time to time (the “Plan”). A copy of the Plan will be provided to the Optionee upon request.
WITNESSETH:
1.    Grant of Option. Pursuant to the provisions of the Plan, the Company hereby awards the Optionee, subject to the terms and conditions of the Plan (incorporated herein by reference), and subject further to the terms and conditions in this Agreement, the right and option to purchase from the Company, all or any part of an aggregate of XXX shares (the "Shares") of common stock ($5.00 par value per Share) of the Company at the purchase price of $XX.XX per Share (the "Option").
2.    Expiration Date. The Option shall expire on EXPIRATION DATE (the “Expiration Date”), unless it is cancelled and/or forfeited earlier in accordance with the provisions of the Plan or this Agreement.
3.    Vesting of the Option. Except as otherwise provided in the Plan or this Agreement, 25% of the Shares covered by this Option shall become vested and exercisable on the first anniversary of the Grant Date, and 25% shall become vested and exercisable on each of the subsequent three anniversaries of the first vesting date, provided that the Optionee is employed by the Company on each such applicable vesting date. Any fraction of a Share that becomes vested and exercisable on any date will be rounded down to the next lowest whole number, with any such fraction added to the portion of the Option (if any) becoming vested and exercisable on the following vesting date.
4.    Special Vesting and Forfeiture Terms.

a)
Forfeiture Resulting From Acts Occurring During the Grant Year. Notwithstanding any other provision of the Agreement, if it shall be determined at any time subsequent to the Grant Date that Optionee has, during the calendar year in which the Grant Date occurs (the “Grant Year”), (i) failed to comply with Company policies and procedures, including the Code of Business Conduct and Ethics or the Senior Financial Officer Code of Ethics (if applicable), (ii) violated any law or regulation, (iii) engaged in negligent or willful misconduct, (iv) engaged in activity resulting in a significant or material Sarbanes-Oxley control deficiency, or (v) demonstrated poor risk management or lack of judgment in discharge of Company duties, and such failure, violation, misconduct, activity or behavior (1) demonstrates an inadequate sensitivity to the inherent risks of Optionee’s business line or functional area, and (2) results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on the Company or Optionee’s business line or functional area, all or part of the Option granted under the Agreement that has not yet become vested at the time of such determination may be cancelled and, if so cancelled will not become exercisable. “Inadequate sensitivity” to risk is demonstrated by imprudent activities that subject the Company to risk outcomes in future periods, including risks that may not be apparent at the time the activities are undertaken.

b)
Forfeiture of Option for Acts Occurring in Years other than the Grant Year. Notwithstanding any other provisions of the Agreement, if the Optionee receives one or more equity awards in any calendar years other than the Grant Year (an “Other Grant Year”) pursuant to an Award Agreement that contains a clause substantially similar to paragraph (a) above, and it shall be determined that Optionee, as a result of risk-related behavior, should be subject to the forfeiture of all or part of any such award granted in such Other Grant Year in accordance with the terms of such clause, then the unvested portion of the Option granted under this Agreement shall be subject to forfeiture to the extent necessary to equal the Unsatisfied Forfeiture Value (as defined below). The term “Unsatisfied Forfeiture Value” shall mean the value (as determined by the Committee in its absolute discretion) of any portion of the Award determined by the Committee to be subject to forfeiture with respect to the Other Grant Year (without regard to whether or not some portion thereof has already vested) that has in fact vested prior to such determination by the Committee. All or a portion of the Option granted under this Agreement that has not yet become vested shall be subject to forfeiture in order to satisfy as much as possible of the Unsatisfied Forfeiture Value, and the valuation of the Option for such purpose shall be determined in the absolute discretion of the Committee.

5.	Exercise of the Option. To the extent vested, this Option may be exercised at any time prior to its Expiration Date, cancellation or forfeiture, as follows:

a)
Upon the Optionee's Termination of Employment for any reason other than Retirement, Disability or death, the then vested portion of this Option shall be exercisable until the earlier of (i) the 90th day after the Optionee’s Termination of Employment and (ii) the Option Expiration Date, and to the extent not exercised prior to such date, this Option will be cancelled. Any portion of this Option that is not vested on the date of Termination of Employment for any reason other than Retirement, Disability or death will be cancelled effective as of the date of Termination of Employment.

b)
Upon the Optionee's Termination of Employment due to Retirement, except as otherwise provided in paragraph 5(d) below, this Option will continue to vest and become exercisable in accordance with paragraph 3 above, and any vested portion of this Option as of the date of Termination (or that vests thereafter in accordance with the foregoing) shall remain exercisable until the Expiration Date.

c)
Upon the Optionee’s Termination of Employment due to Disability, this Option, to the extent vested at the date of the Optionee’s Termination of Employment, will continue to be exercisable until the earlier of (i) the third anniversary of the Optionee’s Termination of Employment and (ii) the Option Expiration Date, and to the extent not exercised prior to such date, this Option will be cancelled. Any portion of this Option that is not vested on the date of Termination of Employment due to Disability will be cancelled effective as of the date of Termination of Employment.

d)
Upon the Optionee’s death (whether during employment with the Company or during any applicable post-termination exercise period), this Option, to the extent vested at the date of the Optionee’s death, will continue to be exercisable by the Beneficiary(ies) of the Optionee until the earlier of (i) the first anniversary of the Optionee’s death and (ii) the Option Expiration Date (subject to any shortening of the Expiration Date due to the Optionee’s Disability or Termination of Employment for any other reason, in each case, prior to the Optionee’s death). Any portion of this Option that is not vested on the date of the Optionee’s death (whether during employment with the Company or during any applicable post-termination exercise period) will be cancelled effective as of the date of death.

Notwithstanding the foregoing or anything in this Agreement to the contrary, this Option shall be 100% fully vested and immediately exercisable upon the occurrence of a Change of Control of the Company (unless the Option was cancelled, forfeited or expired prior to the Change of Control).
The Optionee shall initiate the exercise of the vested portion of this Option by following the notice process established by the Company for such purpose, and shall therein specify the number of Shares being exercised, the purchase price per share and the Grant Date. Any such notice of exercise shall be accompanied by payment of the aggregate purchase price for such Shares. The Optionee shall, to the extent permitted by law, have the right to pay the exercise price by authorizing the Company to withhold from the Shares otherwise issuable to the Optionee upon exercise of the Option, a number of Shares having a Fair Market Value, as of the date of exercise, which will satisfy the full exercise price.
As a condition to exercising this Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise. The Optionee shall, to the extent permitted by law, have the right to satisfy tax withholding obligations (provided the amount withheld does not exceed the maximum statutory tax rate in the Award Recipient’s applicable tax jurisdiction or such lesser amount as is necessary to avoid adverse accounting treatment for the Company) in connection with such exercise by authorizing the Company to withhold from the Shares otherwise issuable to the Optionee upon exercise of the Option, a number of Shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation.
6.    Cancellation of Option. The Committee has the right to cancel all or any portion of the Option granted herein in accordance with Section 4 of the Plan if the Committee determines in good faith that the Optionee has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled;(iv) disclosed confidential information or trade secrets; (v) was terminated for Cause; (vi) engaged in any activity in competition with the business of the Company or any Subsidiary or Affiliate of the Company; or (vii) engaged in conduct that adversely affected the Company.
The Delegate shall have the power and authority to suspend the vesting of and the right to exercise all or any portion of the Option, whether vested or not vested, granted under this Agreement if the Delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an Option shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting. This paragraph 6 shall have no application following a Change of Control of the Company.
7.    Compliance With Laws and Regulations. This Option and the obligation of the Company to sell and deliver the Shares hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required.

8.    Optionee Bound By Plan. The Optionee agrees to be bound by all terms and provisions of this Agreement and of the Plan, including terms and provisions adopted after the granting of this Option but prior to the complete exercise of the Option. In the event any provisions hereof are inconsistent with those of the Plan, the provisions of the Plan shall control. By accepting the Option or exercising any portion of it, the Optionee signifies his or her understanding of the terms and conditions of this Agreement and the Plan.
9.    Notices. Any notice to the Company under this Agreement shall be in writing to the following address or facsimile number: Human Resources - Executive Compensation, Comerica Incorporated, 1717 Main Street, MC 6515, Dallas, TX 75201; Facsimile Number: 214-462-4430. The Company will address any notice to the Optionee to the Optionee's current address according to the Company's personnel files. All written notices provided in accordance with this paragraph shall be deemed to be given when (a) delivered to the appropriate address(es) by hand or by a nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile to the appropriate facsimile number(s), with confirmation by telephone of transmission receipt; or (c) received by the addressee(s), if sent by U.S. mail to the appropriate address or by Company inter-office mail to the appropriate mail code. Either party may designate in writing some other address or facsimile number for notice under this Agreement.
10.    Nontransferability. This Option shall not be transferable other than by will or by the laws of intestacy; provided, however, that the Optionee may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Optionee and to receive any property distributable with respect to the Option upon the death of the Optionee. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, or, if permissible under applicable law, by the Optionee's guardian or legal representative. The Option and any rights under it may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof contrary to the Plan or this Agreement shall be void and unenforceable against the Company or any Affiliate.
11.    Force and Effect. The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
12.    Successors. This Agreement shall be binding upon and inure to the benefit of the successors of the respective parties.
13.    No Right to Continued Employment. Nothing in the Plan or this Agreement shall confer on the Optionee any right to continue in the employment of the Company or its Affiliates or in any way affect the Company's or its Affiliates' right to terminate the Optionee’s employment without prior notice at any time for any reason or for no reason.
14.    Voluntary Participation. Participation in the Plan is voluntary. The value of the Option is an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any. As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
15.    Recoupment. In addition to the cancellation provisions of paragraphs 4 and 6, this Award shall be subject to the terms of the recoupment (clawback) policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its subsidiaries, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act; provided, however, to the extent permitted by applicable law, the Company’s recoupment (clawback) policy shall have no application to this Award following a Change of Control of the Company.

IN WITNESS WHEREOF, Comerica Incorporated has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both as of the day and year first above written.

COMERICA INCORPORATED

By: __________________________	__________________________	__________________________
Name:	XXXXXXX	Employee ID Number
Title:	Employee